Exhibit 16

          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, D.C.  20549


          Gentlemen:

          We have read and agree with the comments in Item 4 of Form 8-K/A of Caspen Oil, Inc. (Commission file number 1-7965) dated July 6, 1998. A copy of 8-K/A is enclosed.




          /s/ John M. Hanson & Company. P.C.
          John M. Hanson & Company, P.C.
          Denver, Colorado
          July 7, 1998